   As filed with the Securities and Exchange Commission on January 22, 1998
                                                       Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                                   AMGEN INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                      95-3540776
   (State or other jurisdiction                         (I.R.S. Employer
 of incorporation or organization)                     Identification No.)

         One Amgen Center
  Thousand Oaks, California 91320-1789                     91320-1789
(Address of Principal Executive Offices)                   (Zip Code)
                               ------------------

                 1997 Special Non-Officer Equity Incentive Plan



                            (Full title of the plan)
                       ----------------------------------
                            GEORGE A. VANDEMAN, ESQ.
              Senior Vice President, General Counsel and Secretary
                                   Amgen Inc.
                             1840 DeHavilland Drive
                      Thousand Oaks, California 91320-1789
                    (Name and address of agent for service)
                                 (805) 447-1000
         (Telephone Number, Including Area Code, of Agent For Service)
                               ------------------
                                   Copies to:
                                GARY OLSON, ESQ.
                                Latham & Watkins
                       633 West Fifth Street, Suite 4000
                       Los Angeles, California 90071-2007
                                 (213) 485-1234

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                        Proposed              Proposed
     Title of           Amount          Maximum               Maximum
 Securities to be       to be        Offering Price Per      Aggregate             Amount of
    Registered        Registered       Share (1)         Offering Price (1)    Registration Fee
------------------------------------------------------------------------------------------------
Common Stock           12,000,000    $49.063             $588,756,000          $173,684
$.0001 par value
================================================================================================

_________________________

(1) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Registrant's Common Stock on the Nasdaq National Market on January 15, 1998 ($49.063).



                               Page 1 of 9 pages
                        Exhibit Index appears on Page 7

                                     PART I

Item 1.  Plan Information

         Not required to be filed with this Registration Statement.


Item 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed with this Registration Statement.


                                    PART II

Item 3.  Incorporation of Documents by Reference

         The registrant, Amgen Inc., a Delaware corporation (the "Company"), hereby incorporates the following documents in this Registration Statement by reference:

         A. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         B. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

         C. The Company's Current Reports on Form 8-K as filed with the Commission on February 26, 1997, February 28, 1997, March 14, 1997, April 8, 1997, June 13, 1997, December 5, 1997 and December 9, 1997.

         D. Description of the Company's Common Stock, Contractual contingent payment rights and preferred share rights plan contained in the Registration Statements on Form 8-A filed with the SEC on September 7, 1983 and April 1, 1993, and the Form 8-K filed with the SEC on February 28, 1997, respectively.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not applicable.


Item 5.  Interests of Named Experts and Counsel

         Not applicable.

                               Page 2 of 9 pages

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law, the Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The Company has authorized the entering into of indemnity contracts and provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.


Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

  5.1 Opinion of Latham & Watkins as to the legality of the shares being registered.

  23.1       Consent of Ernst & Young LLP

  23.2       Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

  24.1       Powers of Attorney (included on page 5).

                               Page 3 of 9 pages

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) shall not apply to information contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               Page 4 of 9 pages

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 22nd day of January, 1998.

                              AMGEN INC.


                              By: /s/ Robert S. Attiyeh
                                  --------------------------------------------
                                  Robert S. Attiyeh
                                  Senior Vice President, Finance and Corporate
                                  Development, and Chief Financial Officer


                               POWER OF ATTORNEY

          We, the undersigned officers and directors of Amgen Inc., and each of us, do hereby constitute and appoint each and any of Gordon M. Binder, Robert S. Attiyeh and George A. Vandeman, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names, in connection with this Registration Statement or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

          Signatures                          Title                      Date
          ----------                          -----                      ----

/s/ Gordon M. Binder              Chairman of the Board,           January 22, 1998
-------------------------------   Chief Executive Officer and
Gordon M. Binder                  Director (Principal Executive
                                  Officer)


/s/ Kevin W. Sharer               President, Chief Operating       January 22, 1998
-------------------------------   Officer and Director
Kevin W. Sharer


/s/ Robert S. Attiyeh             Senior Vice President,           January 22, 1998
-------------------------------   Finance and Corporate
Robert S. Attiyeh                 Development, and Chief
                                  Financial Officer

                               Page 5 of 9 pages




/s/ Kathryn E. Falberg            Vice President, Corporate       January 22, 1998
-------------------------------   Controller and Chief
Kathryn E. Falberg                Accounting Officer


/s/ William K. Bowes, Jr.         Director                        January 22, 1998
-------------------------------
William K. Bowes, Jr.

/s/ Franklin P. Johnson, Jr.      Director                        January 22, 1998
-------------------------------
Franklin P. Johnson, Jr.

/s/ Steven Lazarus                Director                        January 22, 1998
-------------------------------
Steven Lazarus

/s/ Edward J. Ledder              Director                        January 22, 1998
-------------------------------
Edward J. Ledder

/s/ Gilbert S. Omenn              Director                        January 22, 1998
-------------------------------
Gilbert S. Omenn

/s/ Judith C. Pelham              Director                        January 22, 1998
-------------------------------
Judith C. Pelham

                               Page 6 of 9 pages

                                 EXHIBIT INDEX

                                                                                Sequentially
Exhibit                                                                           Numbered
Number                                Description                                   Page
-------                               -----------                               ------------
    * 5   Opinion of Latham & Watkins regarding the legality of the shares being registered...................................................

  *23.1   Consent of Ernst & Young LLP, Independent Auditors.................

  *23.2   Consent of Latham & Watkins (including in opinion filed as
          Exhibit 5).........................................................

   *24    Power of Attorney (included on signature page to Registration
          Statement).........................................................


_________________
* Filed herewith.

                               Page 7 of 9 pages